EXHIBIT 23(a)


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statements
No. 33-41050, No. 33-12276, No. 33-48808, No. 33-65132 and No. 33-60891
of Optical Coating Laboratory, Inc. on Forms S-8 and Registration Statements No. 2-97482, No. 33-61177 and No. 33-65319 on Form S-3 of our report dated December 18, 1995, appearing in this Annual Report on Form 10-K of
Optical Coatng Laboratory, Inc. for the year ended October 31, 1995.

Our audits of the consolidated financial statements referred to in our aforementioned report also included the financial statement schedule of Optical Coating Laboratory, Inc., listed in Item 14(a)(2). The financial statement schedule is the responsibility of the Company's management.
Our responsibility is to express an opinion based on our audits. In our opinion, the financial swtatement schedule, when considered in relation to the basic financial statements taken as a whole, present fairly, in all material respects, the information set forth therein.




DELOITTE & TOUCHE LLP
San Francisco, California

January 26, 1996